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                                                                       Exhibit j


                        Consent of Independent Accounts

We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (File No. 33-36697) and in Post-Effective Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940 of the Hudson Capital Appreciation Fund (a series of the Fahnestock Funds) on Form N-1A of our report dated February 19, 1999 on our audit of the financial statements and financial highlights of the Hudson Capital Appreciation Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1998 which is incorporated by reference in the Post-Effective Amendment to each Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants."


/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
April 26, 1999